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                                                                    EXHIBIT 20.3

March 31, 2004


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
Chase Manhattan Bank USA, National Association    Moody's Investors Services, Inc.
c/o JP Morgan Chase                               ABS Monitoring Department
Attention:  Institutional Trust Services          99 Church Street
500 Stanton Christiana Road, 3rd Floor/OPS4       New York, NY 10007
Newark, DE  19713

Deutsche Bank Trust Company Americas              Standard & Poor's Rating Services,
Corporate Trust & Agency Services -               a Division of The McGraw-Hill Companies, Inc.
Structured Finance Services                       Asset Backed Surveillance Department
60 Wall Street - 26th Floor                       55 Water Street
MS NYC60-2606                                     New York, NY 10041
New York, NY 10005
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Fitch Ratings
Attn:  Asset Backed Securities
Auto Group - 32nd Floor
One State Street Plaza
New York, NY  10004


Re: ANNUAL STATEMENT AS TO COMPLIANCE FOR WFS FINANCIAL 2003-1 OWNER TRUST

Dear Sir or Madam:

                              OFFICERS' CERTIFICATE

Pursuant to Section 4.10 of the Sale and Servicing Agreement ("Agreement") dated as of February 1, 2003, and to Section 3.09 of the Indenture ("Indenture"), dated as of the same date, the undersigned officers of WFS Financial Inc (the "Master Servicer" and "Administrator") certify that:

        (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under the Agreement has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year and no default under the Agreement has occurred and is continuing; and

        (ii) a review of the activities of the Issuer during the preceding fiscal year and of its performance under the Indenture has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year.


/s/ MARK OLSON                              /s/ J. KEITH PALMER
--------------------------------            ------------------------------------
Mark Olson                                  J. Keith Palmer
Senior Vice President and Controller        Senior Vice President & Treasurer

cc: A. Katz, Esq.